ASSET PURCHASE AGREEMENT

                                     between

                                VACU-DRY COMPANY,

                             MIN ACQUISITION CORP.,

                            MADE IN NATURE, INC. and

                                GERALD E. PROLMAN

                                  June 11, 1998

                                TABLE OF CONTENTS

                                                                           Page
ARTICLE 1  PURCHASE AND SALE OF ASSETS........................................1
   1.1 Transferred Assets.....................................................1
   1.2 Retained Assets........................................................2
   1.3 Title..................................................................3
ARTICLE 2  PURCHASE PRICE.....................................................3
   2.1 Purchase Price.........................................................3
   2.2 Cash Purchase Price....................................................3
   2.3 Limited Assumption of Liabilities......................................3
   2.4 Common Stock Purchase Warrants.........................................4
   2.5 Liabilities Not Assumed................................................4
   2.6 Allocation of Purchase Price...........................................5
   2.7 Transfer Taxes.........................................................5
ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE SELLER.......................5
   3.1 Organization; Books and Records........................................5
   3.2 Qualifications, etc....................................................5
   3.3 Non-Contravention......................................................6
   3.4 Regulatory Approvals...................................................6
   3.5 Capitalization of the Seller...........................................6
   3.6 Subsidiaries and Equity Interests; Transactions with Affiliates........7
   3.7 Financial Statements...................................................7
   3.8 Absence of Certain Changes or Events...................................7
   3.9 Assets Other than Real Property Interests..............................8
   3.10 Real Property Owned and Leased........................................8
   3.11 Patents, Trademarks, etc..............................................9
   3.12 Insurance............................................................10
   3.13 Commitments..........................................................10
   3.14 Legal Proceedings....................................................12
   3.15 Taxes................................................................13
   3.16 Compliance with Laws.................................................14
   3.17 Environment..........................................................14
   3.18 Employee Benefit Plans: Termination and Severance Agreements.........16
   3.19 Employee and Labor Matters...........................................18
   3.20 Capital Expenditures.................................................19
   3.21 Powers of Attorney...................................................19
   3.22 Customer Accounts Receivable; Inventories............................19
   3.23 No Material Misstatement or Omission.................................20
   3.24 No Undisclosed Material Liabilities..................................20
   3.25 Authorization........................................................20
   3.26 Title to Assets......................................................21
   3.27 Condition of Assets..................................................21
    3.28 Investment Representations..........................................22
ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................23
   4.1 Corporate Organization................................................23
   4.2 Authorization.........................................................23
   4.3 Brokers...............................................................23
   4.4 Litigation............................................................23
   4.5 Conflicts With Other Agreements.......................................23
   4.6 Consents..............................................................24
ARTICLE 5  SELLER'S AND PURCHASER'S OBLIGATIONS PRIOR TO THE CLOSING.........24
   5.1 Conduct of Business...................................................24
   5.2 Breach of Representations and Warranties..............................25
   5.3 Exclusive Dealing.....................................................25
   5.4 Access................................................................25
   5.5 Violations of Law.....................................................26
   5.6 Public Announcements..................................................26
ARTICLE 6  CONDITIONS PRECEDENT TO CLOSING BY THE PURCHASER..................26
   6.1 Accuracy of Representations and Warranties............................26
   6.2 Performance Agreements................................................26
   6.3 Authorization.........................................................27
   6.4 No Material Adverse Change............................................27
   6.5 Restructuring of Debt.................................................27
   6.6 Bill of Sale..........................................................27
   6.7 Employment Agreement..................................................27
   6.8 Pledge and Security Agreement.........................................27
   6.9 Opinion of Counsel....................................................27
   6.10 Third Party Consents and Governmental Authorizations.................28
   6.11 Compliance with Bulk Sales Law.......................................28
   6.12 Release of Lien......................................................28
   6.13 Certificates; Assignments............................................28
   6.14 Other Matters........................................................28
ARTICLE 7  CONDITIONS PRECEDENT TO CLOSING BY THE SELLER.....................28
   7.1 Accuracy of Representations and Warranties............................29
   7.2 Performance of Agreements.............................................29
   7.3 Employment Agreement..................................................29
   7.4 Opinion of Counsel....................................................29
   7.5 Authorization.........................................................29
   7.6 Other Matters.........................................................29
ARTICLE 8  FURTHER ASSURANCES................................................30
   8.1 Execution of Other Instruments........................................30
   8.2 Assignment of Contracts...............................................30
   8.3 Power of Attorney.....................................................30
ARTICLE 9  EMPLOYEE RELATIONS AND BENEFITS...................................31
   9.1 Offer of Employment...................................................31
   9.2 Benefits..............................................................31
ARTICLE 10  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION......31
   10.1 Survival of Representations and Warranties...........................31
   10.2 Obligation of the Seller to Indemnify................................32
   10.3 Obligation of the Purchaser to Indemnify.............................32
   10.4 Procedure for Indemnification........................................33
   10.5 Other Rights.........................................................33
ARTICLE 11  TERMINATION......................................................33
ARTICLE 12  CLOSING..........................................................34
   12.1 Closing Date.........................................................34
   12.2 Possession...........................................................34
ARTICLE 13  REMEDIES.........................................................34
   13.1 Remedies.............................................................34
ARTICLE 14  COVENANTS OF THE SELLER AND THE PURCHASER AFTER THE CLOSING......35
   14.1 Payment of Obligations...............................................35
   14.2 Non-Competition......................................................35
   14.3 Change of Name.......................................................35
   14.4 Payment by the Purchaser of Current Liabilities......................36
   14.5 Uniform Tax Treatment................................................36
ARTICLE 15  RIGHT OF SET-OFF.................................................36
   15.1 Right of Set-Off.....................................................36
ARTICLE 16  EXPENSES OF THE PARTIES..........................................36
   16.1 Expenses of the Parties..............................................36
ARTICLE 17  NOTICES..........................................................37
   17.1 Notices..............................................................37
ARTICLE 18  DISPUTE RESOLUTION...............................................38
   18.1 Mandatory Arbitration................................................38
   18.2 Provisional Remedies and Self Help...................................38
ARTICLE 19  MISCELLANEOUS....................................................39
   19.1 Entire Agreement; Waivers............................................39
   19.2 Attorneys Fees.......................................................39
   19.3 Governing Law........................................................39
   19.4 Successors and Assigns...............................................39
   19.5 Captions.............................................................39
   19.6 Counterparts.........................................................39
   19.7 Severability.........................................................39
SIGNATURE PAGE...............................................................40
LIST OF SCHEDULES AND EXHIBITS...............................................41

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of June 11, 1998 by and between Vacu-dry Company, a California corporation ("Parent"), MIN Acquisition Corp., a California corporation (the "Purchaser"); Made In Nature, Inc., a California corporation (the "Seller"); and Gerald E. Prolman ("Shareholder").

                                R E C I T A L S:

     WHEREAS, Seller is engaged in the business of developing and marketing of organic foods and beverages; and

     WHEREAS, Seller desires to sell, and the Purchaser, a wholly-owned subsidiary of Parent, desires to buy, on the terms and conditions set forth in this Agreement, certain of Seller's assets as set forth herein; and

     WHEREAS, Seller desires to assign, and the Purchaser is willing to assume, on the terms and conditions set forth in this Agreement, certain of the liabilities of the Seller as set forth herein; and

     WHEREAS, Parent is a party to this Agreement for the purpose of certain covenants; and

     WHEREAS, Shareholder is a party to this Agreement for the purpose of making certain representations, warranties and covenants.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto agree as follows:


                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

     1.1    Transferred Assets.

     Subject to and upon the terms and conditions of this Agreement, the Seller agrees to sell, assign, transfer, convey and deliver to the Purchaser free and clear of all liabilities and encumbrances except as hereinafter set forth, and the Purchaser agrees to purchase from the Seller on the Closing Date (as defined in Section 12.1) those certain assets, properties, and business of Seller described below (all of which are sometimes collectively referred to as the "Transferred Assets"), including, without limitation, all assets and property of Seller reflected on its balance sheet as of April 17, 1998 (the Balance Sheet") referred to in Section 3.7, and all assets and property thereafter acquired by Seller before the Closing Date and not disposed of in the ordinary course of business consistent with prior practice, including without limitation to, the following:

          (a)  All cash on hand and in bank as of the Closing Date;

          (b) All tangible personal property and assets (except as hereinafter expressly provided otherwise), including, but not limited to, the inventory, accounts receivable and other assets set forth on Schedule 1.1(b) hereto;

          (c) All United States and foreign patents, registered and common law trademarks and service marks, tradenames, copyrights, logos, slogans, and permissions for the use of copyrighted materials owned by others owned by the Seller (and all licenses with respect thereto), including but not limited to, those which are listed on Schedule 1.1(c) hereto;

          (d) All of Seller's claims and rights against third parties relating to the Transferred Assets including, without limitation, insurance claims, rights under vendors' warranties, rights of recovery, set-offs and credits;

          (e) All contracts, including without limitation, manufacturing, licensing, distribution, purchase or sale orders, leases and other executory agreements, whether oral or written, of the Seller related to or useful in the Seller's business, including but not limited to, those which are listed on
Schedule 1.1(e) hereto;

          (f) All customer lists, supplier lists, mailing lists, advertising promotional materials, catalogs, price and product lists, sales record and files, papers, software, correspondence and computerized reports;

          (g) All trade secrets, know-how, procedures, software files, market surveys and marketing know-how;

          (h) All accounts receivable, prepayments, deferred expenses, notes receivable, rights to advances and deposits;

          (i)      Seller's goodwill;

          (j) All of the insurance policies set forth in Schedule 1.2(e) hereto to the extent such policies relate to liabilities assumed by Purchaser pursuant to this Agreement; and

          (k) All other tangible and intangible assets.

     1.2     Retained Assets.

     Notwithstanding anything to the contrary herein, the Seller shall retain and not sell, assign, transfer, convey or deliver to the Purchaser any of the following (hereinafter referred to as the "Retained Assets"):

          (a) Seller's corporate books and records containing the minutes of meetings of directors and stockholders;

          (b) All federal, state, county and local income, excise, franchise, property and other tax returns, reports and declarations of the Seller;

          (c) All tax refunds due and owing to the Seller in respect of all periods up to the Closing Date other than tax refunds reflected on the Effective Date Balance Sheet;

          (d) All amounts due or to become due under any insurance policies covering the Seller or any of its business, properties or assets other than pertaining to damage or loss to the Transferred Assets or pertaining to a liability being assumed by the Purchaser hereunder; and

          (e) All of the insurance policies set forth in Schedule 1.2(e) hereto other than those policies covering liabilities assumed by Purchaser pursuant to this Agreement.

     1.3       Title.

     Title and risk of loss to the Transferred Assets shall pass to the Purchaser at the Closing and the Transferred Assets shall be deemed delivered to the Purchaser at their respective locations.


                                    ARTICLE 2

                                 PURCHASE PRICE



     2.1       Purchase Price.

     The purchase price to be paid by Purchaser to Seller for the Transferred Assets shall consist of (i) cash as set forth in Section 2.2 below, (ii) the assumption of certain liabilities as provided in Section 2.3 below, and (iii) the issuance and delivery of Parent's Common Stock Warrant as set forth in
Section 2.4 below.

     2.2       Cash Purchase Price.

     At the Closing, the Purchaser shall deliver to Seller's designated account or accounts by wire transfer in immediately available funds Three Hundred Thirty-six Thousand Dollars ($336,000.00)

     2.3       Limited Assumption of Liabilities.

     At the Closing, the Purchaser shall assume only the following obligations and liabilities of the Seller and no others (the "Assumed Liabilities"):

          (a) The liabilities of the Seller reflected on Schedule 2.3(a)hereto that are outstanding on the Closing Date;

          (b) The obligations and liabilities of the Seller under the contracts and agreements listed on Schedule 1.1(e).

     2.4       Common Stock Warrant.

     At the Closing and subject to the provisions of Article 6, the Purchaser shall deliver to Seller Parent's Common Stock Warrant (the "Warrants") in the form of Exhibit A hereto entitling Seller to purchase 100,000 shares of Parent's common stock ("Parent's Common Stock").

     2.5       Liabilities Not Assumed.

          (a) Notwithstanding the foregoing, neither the Purchaser nor any Affiliate (as defined below) assumes any obligation or liability resulting from or arising out of the existence of which constitutes (i) any breach by the Seller of its obligations under any contract or agreement referred to in
Schedule 1.1(e), or (ii) any breach of any representation, warranty or agreement of the Seller contained in this Agreement. As used in this Agreement, an "Affiliate" shall mean with respect to any person (A) a person directly or indirectly controlling, controlled by or under control with such person; (B) a person owning or controlling 10% or more of the outstanding voting securities of such person; or (C) an officer, director or partner of such person. When the Affiliate is an officer, director or partner of such person, any other person for which the Affiliate acts in that capacity shall also be considered an Affiliate. For these purposes, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether by the ownership of voting securities, by contract or otherwise.

          (b) Neither the Purchaser nor any Affiliate undertakes any liability of the Seller not expressly assumed including, without limitation, liability with respect to environmental claims and suits; liability for the payment of the Seller's outstanding loans and credit lines except as provided in this Agreement; any liability for making payments of any kind (including, as a result of the transactions contemplated hereby, for the termination of employment by the Seller of employees, or as a result of union contracts, if any, grievances, or other labor claims, or otherwise) to employees of the Seller; liability for pensions or other benefits to employees of the Seller; liability for making payments of any kind as a result of the termination of any agency; liability for making payments of any kind pursuant to any agreements, arrangements or understandings with employees or other persons out of the proceeds from the sale of the Transferred Assets; liability for other accrued or deferred and unpaid taxes, including income, sales, real estate and personal property taxes and any interest and penalties with respect thereto; liabilities for all transfer, income, franchise or similar taxes, sales and use taxes or fees resulting from this agreement or the transactions contemplated hereby; for any fees or expenses incurred by the Seller in connection with the transaction contemplated by the Agreement, including but not limited to those referred to in Article 16; and any obligations, charges or liabilities of the Seller, the existence of which constitute a breach of any representation, warranty or agreement of the Seller contained in this Agreement.

     2.6  Allocation of Purchase Price.

     The Purchase Price of the Transferred Assets shall be allocated as set forth in Exhibit B hereto.

     2.7  Transfer Taxes.

     The Seller shall pay all income, franchise, or any similar tax resulting from the transfer of the Transferred Assets or the transactions contemplated hereby except any liability being (for so long as being) contested in good faith. The Purchaser shall be responsible for all sales, use and transfer tax resulting from the transfer of the Transferred Assets, provided, however, that the Purchaser shall not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the Closing Date except as disclosed in Schedule 2.3(c) and incurred in the ordinary course of business between the Effective Date and the Closing Date. The Seller agrees to furnish at the Closing any resale certificate or other documents reasonably requested by the Purchaser to comply with the provisions of the sales and use tax laws of the State of California.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller and the Shareholder hereby jointly and severally represent and warrant to Purchaser as follows:

     3.1  Organization; Books and Records.

     The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to carry on its business as presently conducted by it and to own, lease and operate its properties in the places where it maintains offices and where its properties are owned, leased or operated. Copies of the Articles of Incorporation and Bylaws, corporate minute books, stock certificate books and stock transfer books of the Seller have heretofore been delivered to Purchaser and are true, correct and complete as of the date hereof.

     3.2  Qualifications, etc.

     Schedule 3.2 attached hereto sets forth (a) each jurisdiction in which the Seller is duly qualified to do business and in good standing, and (b) each jurisdiction in which the Seller is duly licensed, authorized or registered to conduct such business or businesses as are conducted by it and the type of business or businesses for which it is so licensed, authorized or registered. Each such qualification, license, authorization and registration (collectively, "Qualification") is validly issued and is in full force and effect and neither the character of the properties owned or held under lease or license by the Seller nor the nature of the business conducted by the Seller requires any additional Qualification in any such jurisdiction or any Qualification in any other jurisdiction, except any such jurisdiction wherein the failure to be so qualified, licensed, authorized or registered would not result in a material adverse change in the business or financial condition of the Seller ("Material Adverse Change"). No approval, consent or notification in connection with any Qualification is necessary in connection with the transactions contemplated by this Agreement to prevent the termination or withdrawal of any such Qualification as a result of such transactions.

     3.3  Non-Contravention.

     Except as set forth in Schedule 3.3 attached hereto, the execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of the charter documents or by-laws or other governing documents of the Seller or any covenant, agreement or understanding to which the Seller is a party or any order, ruling, decree, judgment, arbitration award, law, rule, regulation or stipulation to which the Seller is subject or constitute a default thereunder or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Seller.

     3.4  Regulatory Approvals.

     Except as set forth in Schedule 3.4 attached hereto, the Seller is not required to file, seek or obtain any governmental notice, filing, authorization, approval, order or consent, or any bond in Satisfaction of any governmental regulation, in connection with the execution, delivery and performance of this Agreement by Sellers or in order to prevent termination of any material right, privilege, license or agreement of the Seller.

     3.5  Capitalization of the Seller.

     The Seller's authorized capital stock consists of 2,000,000 shares of Preferred Stock of which no shares are issued and outstanding (the "Preferred Stock") and 15,000,000 shares of common stock, without par value, of which 1,000 shares are issued and outstanding (the "Common Stock"). The Preferred Stock and the Common Stock are referred to as the "Capital Stock". All the issued and outstanding shares of Capital Stock are duly authorized, validly issued, fully paid and nonassessable, and the issued and outstanding shares of Capital Stock are held of record by the respective shareholders and in the amounts as set forth in Schedule 3.5 hereto. Except as set forth in Schedule 3.5 hereto, there are no outstanding options, warrants or other rights to purchase, obtain or acquire, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any shares of capital stock of the Seller or any other securities of the Seller and the Seller is not obligated, now or in the future, continently or otherwise, to issue, purchase or redeem capital stock of the Seller or any other securities of the Seller to or from any person.

     3.6  Subsidiaries and Equity Interests; Transactions with Affiliates.

          (a) Except as set forth in Schedule 3.6, the Seller owns no capital stock of or other equity interest in, or has any obligation to form or participate in, any corporation, partnership or other person, or is a member of or participant in any partnership, joint venture or similar person.

          (b) Except as set forth in Schedule 3.6, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding, or other arrangement of any kind entered into by the Seller with respect to the Seller with any officer, director, or shareholder of the Seller or any "affiliate" or "associate" of any of them (as those terms are defined in the Securities Exchange Act of 1934, as amended), except, in each case, for management fees and other compensation paid to officers consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business), reimbursements of ordinary and necessary expenses incurred in connection with their employment, and amounts paid pursuant to existing employee benefit plans listed on Schedule 3.18.

     3.7  Financial Statements.

     The Seller has heretofore furnished to Purchaser unaudited financial statements for the Seller consisting of (a) balance sheets at April 17, 1998 and for years ended December 31, 1997, 1996 and 1995 and (b) statements of income, retained earnings and cash flows for the period ended ___________1998 and for fiscal years ended December 31, 1997 and 1996 (the foregoing consolidated financial statements, reports and notes thereto are hereinafter collectively referred to as the "Financial Statements"). The Financial Statements present fairly the financial position of the Seller at the dates thereof and the results of operations and cash flows of the Seller for the periods then ended. Except as and to the extent reflected or reserved against in the unaudited consolidated balance sheet of the Seller at April 17, 1998 (the "Balance Sheet") or otherwise set forth on Schedule 3.7 attached hereto, the Seller had no material liability or obligation (whether absolute or contingent, or accrued or unaccrued) required to be disclosed in the Financial Statements, or in the notes thereto. The books of account and financial records of the Seller have been prepared and are maintained in accordance with good accounting practice.

     3.8  Absence of Certain Changes or Events.

     Except as set forth in Schedule 3.8 attached hereto, since April 17, 1998 there has not been, with respect to the Seller or its businesses or properties:

          (a)  any Material Adverse Change;

          (b) any material obligations or liabilities incurred, except trade and other obligations or liabilities in usual amounts and on terms consistent with past practices incurred by the Seller in the ordinary course of business;

          (c) any indebtedness for borrowed money incurred by the Seller, except indebtedness under existing facilities incurred in the ordinary course of business;

          (d) any destruction, damage by fire, accident or other casualty or act of God of or to any of the material properties or assets of the Seller, whether or not covered by insurance; or

          (e) any action that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in Section 5.1 of this Agreement.

     3.9  Assets Other than Real Property Interests.

          (a) The Seller has good and valid title to the Transferred Assets free and clear of all mortgages, liens, security interests, pledges, encumbrances, charges, agreements, claims, restrictions and defects of title of any kind except (i) as are set forth in Schedule 3.9, (ii) mechanics, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business and liens for Taxes (as defined in Section 3.15) which are not due and payable or being contested in good faith by appropriate proceedings, or (iii) other imperfections of title or encumbrances, if any, which mortgages, liens, security interests and encumbrances do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Seller as presently conducted.

          (b) All the tangible personal property of the Seller has been maintained in all material respects in accordance with the past practice of the Seller and generally accepted industry practice. Each item of tangible personal property of the Seller is in all material respects in good operating condition and repair, ordinary wear and tear excepted. All leased personal property of the Seller is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

          (c) There are no developments affecting such property or assets pending, or to the knowledge of the Seller, threatened, which might materially detract from the value, materially interfere with any present or intended use, or materially adversely affect the marketability of any such property or assets.

     This Section 3.9 does not relate to real property or interests in real property, such items being the subject of Section 3.10 below.

     3.10 Real Property Owned and Leased.

     Schedule 3.10 attached hereto contains a complete and accurate list and full description of all real property (including without limitation plants, warehouses, interests in real property, distribution centers, structures and other buildings) owned or leased by the Seller (the "Real Property"). The Seller has good and valid title to the leasehold estates in all real property and interests in real property leased by it, in each case, free and clear of all mortgages, liens, security interests, pledges, leases, subleases, encumbrances, charges, assignments, easements, claims or other restrictions and defects of title, except (i) as are set forth in Schedule 3.10, (ii) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (iii) which do not impair the current or intended use or diminish the value of the property affected to any material extent. All plants, warehouses, interests in real property, distribution centers, structures and other buildings of the Seller are currently used in the operation of the business of the Seller and are adequately maintained and are in good operating condition and repair for the requirements of the business as presently conducted by the Seller.

     3.11 Patents, Trademarks, etc.

          (a) Schedule 3.11 attached hereto sets forth a complete and accurate listing of all United States and foreign patents, trademarks, trade names, service marks and copyrights (collectively, the "Intellectual Property") owned, licensed, used or held for use in the conduct of the businesses of the Seller, whether registered or unregistered, and any applications or registrations therefor. Except as set forth in Schedule 3.11, the Seller solely owns and has the exclusive right to use, free and clear of any payments or encumbrances which in the aggregate are material to the conduct of the business of the Seller, all such Intellectual Property. Except as set forth in Schedule 3.11, there is no claim or demand of any person pertaining to, or any proceedings which are pending or, to the knowledge of the Seller, threatened, which challenge the exclusive rights of the Seller in respect of any Intellectual Property whether registered or unregistered. Except as set forth in Schedule 3.11, no Intellectual Property is subject to any agreement restricting the use thereof or any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency, and none of the Intellectual Property infringes the intellectual property rights of others or, to the knowledge of the Seller, is being infringed by others or is used by others (whether or not such use constitutes infringement). There are no agreements or licenses between the Seller and any other person or entity which may have been terminated or expired prior to the date hereof and under which the Seller has granted rights or licenses in the Intellectual Property to such other persons or entities or granted an option to acquire such rights or licenses, which rights or licenses or the option to acquire the same survived such termination or expiration. Except as set forth in Schedule 3.11, no person or entity has any licenses under any of the Intellectual Property. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the registrability or enforceability of any Intellectual Property for which registration has not been sought or for which registration has not been granted, or which is not presently being used by the Seller in conducting its business. Moreover, the Seller makes no representation or warranty with regard to the use of the Intellectual Property with goods and services not presently provided by or not presently proposed to be provided by the Seller in its business as it is now conducted.

          (b) The Seller owns and has the unlimited right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of or sublicense any of the Business know-how (as defined below) possessed by Seller or its affiliates relating to goods and services presently provided by or presently proposed to be provided by the Seller. The Seller has not granted any licenses or otherwise disclosed nor has it agreed to disclose any of its Business know-how except as set forth in Schedule 3.11. As used in this paragraph, "Business know-how" shall mean all trade secrets and confidential business and technical information, including ideas, skills, methods, experience, research and development, know-how, formulas, manuscripts, artwork, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, engineering notebooks, industrial models, software and specifications.

     3.12 Insurance.

     Schedule 3.12 attached hereto sets forth a complete and accurate list of all casualty, directors and officers liability, general liability (including product liability) and all other types of insurance maintained by the Seller, together with the carriers and liability limits for each such policy. Each policy is duly in force, and no notice has been received by the Seller from any insurance carrier purporting to cancel or reduce coverage under any such policy. The Seller is current in all premiums or other payments due thereunder. Schedule
3.12 identifies which insurance policies are "occurrence" or "claims made." All insurance coverage held for the benefit of the Seller is in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Seller. The activities and operations of the Seller have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

     3.13 Commitments.

          (a) Except as set forth in Schedule 3.13, the Seller is not a party to or bound by any:

               (i)  employment agreement or employment contract;

               (ii) employee collective bargaining agreement or other contract with any labor union;

               (iii) covenant of the Seller not to compete or other covenant of the Seller restricting the development, manufacture, marketing or distribution of the products and services of the Seller;

               (iv) agreement, contract or other arrangement with (A) Seller or any affiliate of Seller or (B) any current or former officer, director, employee or independent contractor of the Seller (other than employment agreements covered by clause (i) above);

               (v) lease, sublease or similar agreement with any person under which the Seller is a lessor or sublessor of, or makes available for use to any person (other than the Seller), (A) any Real Property or (B) any portion of any premises otherwise occupied by the Seller;

               (vi) lease or similar  agreement with any other person underwhich
(A) the Seller is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) the Seller is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Seller, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $5,000;

               (vii) (A) continuing agreement or contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice; provided that any such contract or order, when taken together with all other purchase contracts and orders for inventory relating to the ordered item, would not require the Seller to acquire a quantity of such item that could not reasonably be expected to be used in the ordinary course of business of the Seller within six months after the date of execution or entry of purchase contract or order for inventory) or (B) service, consulting, management or other similar type of agreement or contract, in either such case which has an aggregate future liability in excess of $5,000;

               (viii) continuing agreement or contract for the distribution of any products manufactured by the Seller, including by franchise arrangement;

               (ix) continuing agreement or contract for the purchase of any products manufactured by parties other than the Seller;

               (x) continuing agreement or contract for products manufactured by the Seller on behalf of parties other than the Seller;

               (xi) agreement, contract or arrangement for the placement of advertising or other promotional activities which has an aggregate future liability in excess of $25,000;

               (xii) except as set forth in Schedule 3.11, any material license, option or other agreement relating in whole or in part to the Intellectual Property set forth in Schedule 3.11 (including any license or other agreement under which the Seller is licensee or licensor of any such Intellectual Property) or to trade secrets, confidential information or proprietary rights and processes of the Seller or any other person;

               (xiii) agreement, contract or other instrument under which the Seller has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person;

               (xiv) agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (A) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Seller or (B) the Seller has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

               (xv) agreement, contract or other instrument under which the Seller has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person;

               (xvi) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other encumbrance upon any Real Property, which lien or other encumbrance is not set forth in Schedule 3.10;

               (xvii)   agreement,   contract  or   instrument   providing   for
indemnification of any person with respect to liabilities relating to any current or former business of the Seller, or any predecessor person; or

               (xviii) other agreement, contract, lease, license, commitment or instrument to which the Seller is a party or by or to which it or any of its assets or business is bound or subject which has an aggregate future liability to any person in excess of $5,000.

          (b) Except as set forth in Schedule 3.13, all agreements, contracts, leases, licenses, commitments or instruments of the Seller listed in the Schedules hereto (collectively, the "Contracts") are valid and binding, in full force and effect and are enforceable by the Seller in accordance with their respective terms, other than such failures to be so valid and binding, in full force and effect or enforceable which would not, either individually or in the aggregate, result in a Material Adverse Change. Except as set forth in Schedule 3.13, the Seller has performed all material obligations required to be performed by it to date under the Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. The Seller has provided to Purchaser a true and correct copy of each of the Contracts.

     3.14 Legal Proceedings.

     Except as set forth in Schedule 3.14, the Seller is not engaged in or a party to, or, to the knowledge of the Seller, threatened with, any suit, investigation, legal action or other proceeding before any court, administrative agency, arbitration panel or other similar authority which (a) involves
(individually, or in the aggregate for cases arising out of the same or substantially similar facts or circumstances) the possibility of liability of the Seller (whether or not covered by insurance), (b) seeks injunctive relief or
(c) relates to the transactions contemplated by this Agreement, and the Seller knows of no basis for any such suit, investigation, legal action or proceeding. There are no outstanding orders, rulings, decrees, judgments or stipulations by or with any court, administrative agency, arbitration panel or other similar authority which are applicable to the properties, assets, operations or business of the Seller or which challenge or otherwise relate to the transactions contemplated by this Agreement. Except as set forth in Schedule 3.14, there is no lawsuit or claim by the Seller pending, or which the Seller intends to initiate, against any other person.

     3.15 Taxes.

     Except as set forth in Schedule 3.15, all federal, state and local and all foreign tax Returns (as defined below), required to be filed by or with respect to the Seller and any predecessor corporations in respect of Taxes (as defined below) have been filed with the appropriate tax authorities and each such Return is true, accurate and complete. The Seller has delivered to Purchaser correct and complete copies of all material Returns of the Seller that have been filed for taxable periods ending within the past five years. Except as and to the extent reflected or reserved against in the Balance Sheet or as described in the notes thereto, as of the date hereof, the Seller had no liability for Taxes. All Taxes for periods after the date of the Balance Sheet that should be reserved on the books of the Seller in accordance with the Seller's past practice have been so reserved, and all estimated tax payments required to be made have been made. Except as set forth in Schedule 3.15, there have been no audits or examinations by any taxing authority relating to Taxes of the Seller during the past six years, no taxing authority has given notice that it will commence any such audit or examination and no taxing authority is asserting (either orally or in writing) or, to the knowledge of the Seller, threatening to assert any deficiency or claim relating to Taxes of the Seller, and no liens for Taxes have been filed and are currently outstanding with respect to any of the assets or properties of the Seller. There is no agreement or waiver currently in effect extending the period for assessment or collection of any Taxes. The Seller is not a party to any agreement which would require it to make any payment which would constitute a "parachute payment" for purposes of Section 280G of the United States Internal Revenue Code of 1986, as amended (the "Code"). The Seller has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party. None of the assets of the Seller are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code. The Seller is not, nor has it ever been, a party to a tax sharing, tax indemnity or tax allocation agreement, and the Seller has not assumed the tax liability of any other person under contract. The Seller is not, nor has it ever been, a member of an affiliated group filing a consolidated federal income tax Return, and the Seller has no any liability for the Taxes of any individual or entity under section 1.1502-6 of the Treasury regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. As used herein, (A) "Taxes" shall mean all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, premium, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, payroll, environmental, alternative minimum, occupation, recapture and other taxes, and including any interest, penalties and additions imposed with respect to such amounts, and (B) "Return" or "Returns" shall mean all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or to be filed with the United States or any state, county, local, foreign or other governmental authority or subdivision or agency thereof in connection with the determination, assessment, collection or administration of any Taxes.

     3.16 Compliance with Laws.

     Except as set forth in Schedule 3.16 attached hereto (a) the Seller has complied, and is now in compliance, with all federal, state, local and foreign laws, ordinances and regulations (including, without limitation, those relating to employment and employment practices, and occupational safety and health) applicable to the Seller, except where noncompliance would not have a material adverse effect; (b) no claims or complaints from any governmental authorities or other parties have been asserted or received by the Seller which are still pending or outstanding and, to the knowledge of the Seller, none is threatened, that the Seller is in material violation of any applicable building, zoning, occupational safety and health, or similar law, ordinance or regulation in relation to its plants, warehouses, distribution centers, structures or other buildings or equipment, or the operation thereof, or of any applicable fair employment, equal opportunity or similar law, ordinance or regulation; and (c) the Seller has not received notice from any governmental authorities of any pending proceedings to take all or any part of the properties of the Seller (whether leased or owned) by condemnation or right of eminent domain and, to the knowledge of the Seller, no such proceedings are threatened. Schedule 3.16 sets forth all governmental permits, licenses and authorizations necessary or desirable for the operation or occupancy of the properties and the conduct of the business of the Seller as presently conducted. All such licenses, permits and authorizations are validly held by the Seller, the Seller has complied in all material respects with all terms and conditions thereof and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated thereby. All such licenses, permits and authorizations which are held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Seller shall be deemed included under this warranty.

     3.17 Environment.

     Except as set forth in Schedule 3.17 attached hereto, (a) no Hazardous Material (as defined below) is located on, at, in, under or about any real property, including any buildings, structures, fixtures, improvements, interests, privileges, easements and appurtenances related thereto, owned, leased or operated by the Seller ("Premises") in a manner which violates any
Environmental Requirement (as defined below), or for which clean-up or corrective action of any kind could be required or is otherwise authorized under any Environmental Requirement; (b) no risk to human health or the environment exists as a result of any Hazardous Material previously or currently located on, at, in, under or about the Premises; (c) no releasing, emitting, discharging, leaching, dumping, disposing of any Hazardous Material from the Premises onto or into any other property or from any other property onto or into the Premises has occurred or is occurring in violation of any Environmental Requirement, or for which clean-up or corrective action of any kind could be required or is otherwise authorized under any Environmental Requirement, or which could pose a risk to human health or the environment; (d) no notice of violation, lien, complaint, suit, order or other notice with respect to the environmental condition of the Premises or regarding the disposal or release of Hazardous Materials from the Premises onto any other property is outstanding, threatened or otherwise anticipated, nor has any such notice been issued which has not been fully satisfied and complied with in a timely manner so as to bring the Premises into full compliance with every Environmental Requirement; (e) the Seller does not currently own or operate, nor in the past has owned or operated, any property that is on the "National Priorities List" or the CERCLA list of the U.S. Environmental Protection Agency ("EPA"), or any similar state list, or is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material into the environment; (f) the Seller or any of its predecessors has filed or otherwise provided any notice under any federal, state or local law indicating past or present treatment, storage or disposal of a Hazardous Material into the environment; (g) the Seller has no contingent liability in connection with the generation, treatment, storage, disposal or any release of any Hazardous Material into the environment; (h) none of the operations of the Seller involves or has ever involved the treatment, storage or disposal of a Hazardous Material;
(i) neither the Seller, nor any lessee, prior owner or other person, has disposed of or arranged for the disposal of any Hazardous Material on any premises which are currently or have in the past been owned, leased or operated by the Seller; (j) the Seller has not disposed of, or arranged for the disposal of, any Hazardous Material on any premises not owned by the Seller that is on EPA's National Priorities List or the CERCLA list or any similar state list, or which is or reasonably could be the subject of any clean-up action by a federal or state agency, or by a third party who could seek reimbursement of clean-up expenses from the Seller under federal or state law; (k) no underground storage tanks or surface impoundments are on any Premises; (l) no information exists indicating that any person (including past or present employees) may have his health impaired as a result of exposure to any Hazardous Materials located on, at, in, under or about the Premises; and (m) the Seller and all third parties, with respect to any conduct of such parties that might result in liability to the Seller, are currently and have at all times in the past been in full compliance with all applicable Environmental Requirements. For the purpose hereof, the following terms shall have the following meanings:

                   (A)  The  term  "Hazardous  Materials"  means  any  material, substance or constituent, including any PCBs, pollutants, solid wastes, explosive or regulated radioactive materials or substances, hazardous or toxic materials, substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials, materials listed in 49 C.F.R. Section
                  172.101 and materials defined as hazardous substances pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 et seq.), as amended ("CERCLA"), that, whether by its nature or its use, is subject to regulation under, or forms the basis for liability under, any Environmental Requirement.

                   (B) The term  "Environmental  Requirement"  means  current or future obligations, duties or requirements arising out of or related to any laws, ordinances, statutes, codes, rules, regulations, orders, judicial decisions, judgments, decrees, governmental restrictions, directives, policies, guidelines, permits or licenses addressing environmental, health or safety issues or requirements of or by any federal, state or local government agency, including but not limited to, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. Sss. 2601 et she.) the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Federal Water Pollution Control Act (32 U.S.C. ss.ss. 1251 et seq.) and the Safe Drinking Water Act (32 U.S.C. ss.ss. 300f et seq.), in each care as may be amended from time to time, any regulation pursuant to any of the above laws, and including, but not limited to, any obligations, duties or requirements arising out of or related to Hazardous Materials under common law or foreign law.

     3.18 Employee Benefit Plans: Termination and Severance Agreements.

          (a) (i) Schedule 3.18 attached hereto sets forth a complete and accurate list of each pension, retirement, savings, profit sharing, deferred compensation, medical, dental or health plan, or life insurance plan, bonus, incentive and special compensation or other plan or other employee benefit plan, program, contract, arrangement, agreement or understanding (hereinafter referred to individually as a "Plan" and collectively as the "Plans") to which the Seller is required to contribute, or which the Seller sponsors or which is otherwise applicable to employees or retirees or categories of employees or retirees of the Seller generally; (ii) Schedule 3.18 correctly identifies each Plan that is an "employee benefit plan" ("ERISA Plan") as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and categorizes each ERISA Plan as an "employee welfare benefit plan" ("ERISA Welfare Plan") as defined in Section 3(1) of ERISA or an "employee pension benefit plan" ("ERISA Pension Plan") as defined in Section 3(2) of ERISA; (iii) except as otherwise described in Schedule 3.18, no "prohibited transaction" within the meaning of Section 406 of BRISA or Section 4975 of the Code has occurred with respect to any Plan sponsored or administered by the Seller; (iv) all ERISA Plans sponsored or administered by the Seller comply currently, and have complied in the past in form and in operation, with the provisions of ERISA, the Code, the rules and regulations promulgated under these statutes, all other applicable federal, state or local laws and with their respective plans of benefits and trust agreements; (a) there are no actions, suits or claims pending (other than routine claims for benefits) or any actions, suits or claims (other than routine claims For benefits) which could reasonably be expected to be asserted, against any Plan or the assets or fiduciaries of any Plan sponsored or maintained by the Seller or any ERISA Plan established or maintained by (A) a corporation which is a member of a controlled group of corporations with the Seller within the meaning of Section 414(b) of the Code, (B) a trade or business (including a sole proprietorship which is under common control with the Seller within the meaning of Section 414(c) (C) a member of an affiliated service group with the Seller within the meaning of Section 414(m) of the Code, or (D) an entity or arrangement described in Section 414(o) of the Code (each entity described in (A), (B), (C)) and (D) is referred to as an "ERISA Affiliate"), which would have a material adverse effect on the Seller or any of its or their assets; (vi) no civil or criminal action under Title I, Subtitle B. Part 5 of ERISA is pending or threatened against any fiduciary of any Plan sponsored or maintained by the Seller; (vii) no Plan nor any fiduciary of a Plan sponsored or maintained by the Seller has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency;
(viii) each ERISA Pension Plan and its respective trust sponsored or maintained by the Seller which is intended to be a qualified plan and an exempt trust under the Code and any applicable regulations has received a current determination letter from the IRS indicating that such plan and trust are so qualified and exempt, in form, under the Code, and nothing has occurred since the date of such determination letter that would affect adversely such qualification or exemption and the IRS has not taken any action to revoke any favorable determination with respect to the qualified status of each such ERISA Pension Plan; (ix) neither the Seller nor any ERISA Affiliate has maintained or contributed to (or had an obligation to maintain or contribute to) any ERISA Pension Plan that is a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA, and with respect to which the Seller has no liability, whether direct or indirect, current or contingent; (x) neither the Seller nor any ERISA Affiliate has participated in, made contributions to, or has had an obligation to contribute to, a "multiemployer plan" within the meaning of Section 3(37) or 4001 of ERISA;
(xi) Schedule 3.18 lists and categorizes every ERISA Pension Plan terminated by the Seller within the six years immediately before the date of this agreement and each such ERISA Pension Plan so listed and categorized was terminated in compliance with the Internal Revenue Code of 1954 as amended (if applicable), the Code (if applicable), and ERISA, (xii) except for ERISA Pension Plans listed and categorized in Schedule 3.18 as having been merged, no ERISA Pension Plan of the Seller or any ERISA Affiliate has been merged during the six years immediately before the date of this Agreement; (xiii) each ERISA Pension Plan listed and categorized in Schedule 3.18 was merged in compliance with the Internal Revenue Code of 1954, as amended (if applicable), the Code (if applicable) and ERISA; (xiv) every ERISA Welfare Plan of the Seller or any ERISA Affiliate that is a "group health plan" within the meaning of Section 4980B(g)(2) of the Code has been administered in accordance with Title I, Subtitle B. Part 6 of ERISA and has met the requirements of Section 4980B of the Code; and (xv) apart from benefits from ERISA Pension Plans, benefits described under Section 4980B of the Code and health benefits provided to retirees under ERISA Welfare Plans listed and categorized in Schedule 3.18 as plans providing retiree health benefits, the Seller has no any obligation to provide benefits under any Plan except to its active employees.

          (b) Schedule 3.18 also accurately lists each employment, termination and severance agreement, contract, arrangement and understanding (whether written or oral) with employees of the Seller. Except as set forth in Schedule 3.18, the Seller is not a party to any employment, termination or severance agreement, contract, arrangement or understanding with any employee or former employee of the Seller that is not terminable by its terms at will by the applicable employer without cost or penalty. Except as set forth in Schedule 3.18, the Closing will not result in any obligation to pay any employee of the Seller severance pay or termination benefits so long as such employee remains employed by the Seller or Purchaser after the Closing.

          (c) The Seller has heretofore delivered to Purchaser correct and complete copies of each of the following:

               (i) All written, and descriptions of all oral, employment, termination and severance agreements,contracts, arrangements and understandings listed in Schedule 3.18.

               (ii) Each Plan and all amendments thereto; the trust instrument and/or insurance contracts, if any, forming a part of such Plan and all amendments thereto; and the resolutions and agreements, if any, by which the Seller adopted such Plan.

               (iii) The most recent IRS Form 5500 and all schedules thereto, if any.

               (iv) The most recent determination letter issued by the IRS regarding the qualified status of each such Plan that it is an ERISA Pension Plan.

               (v) The most recent accountant's report, if any.

               (vi) The most recent summary plan description, if any.

               (vii) The bond required by Section 412 of ERISA, if any.

     3.19 Employee and Labor Matters.

          (a) Except as set forth in Schedule 3.19 attached hereto, the Seller is not a party to any collective bargaining agreement or other contract with or commitment to any labor union or association representing any employee of the Seller, nor does any labor union or collective bargaining agent represent any employees of the Seller. No such agreement, contract or other commitment has been requested by, or is under discussion by management of the Seller (or any management group or association of which the Seller is a member or otherwise a participant) with, any group of employees or others, nor are there any other current activities known to the Seller to organize any employees of the Seller into a collective bargaining unit. There are no pending, or to the knowledge of the Seller, threatened, union grievances against the Seller as to which there is a reasonable possibility of a material adverse determination. The Seller is not engaged in any unfair labor practice. There is no unfair labor practice complaint pending or, to the knowledge of the Seller, threatened against the Seller. Except as disclosed in Schedule 3.19, there is, and during the past two years there has been, no labor strike, dispute, slow-down or work stoppage pending, or, to the knowledge of the Seller, threatened against the Seller. Except as set forth in Schedule 3.19, there are no pending, or, to the knowledge of the Seller, threatened, charges against the Seller, or any current or former employee, officer or director of the Seller before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

          (b) All employees working in the United States hired by the Seller on or after November 7, 1986 are authorized for employment by the Seller in the United States in accordance with the Immigration and Naturalization Act, as amended, and regulations promulgated under that statute. No allegations of immigration-related unfair employment practices have been made with the Equal Employment Opportunity Commission or the Special Counsel for Immigration-Related Unfair Employment Practices. The Seller has completed and retained in accordance with the Immigration and Naturalization Service regulations a Form I-9 for all employees working in the United States hired on or after November 7, 1986, except those employees whose employment terminated on or before June 1, 1987. None of the employees currently employed by the Seller is authorized for employment in the United States pursuant to a nonimmigrant visa which authorizes the employee to be employed by the Seller.

          (c) Schedule 3.19 sets forth a complete list of all the Seller's officers, directors and employees together with the monthly salary of each.

     3.20 Capital Expenditures.

     The aggregate contractual commitments of the Seller for new capital expenditures shall not exceed $2,500 on the Closing Date.

     3.21 Powers of Attorney.

     Schedule 3.21 attached hereto contains a complete and accurate list of all outstanding powers of attorney or similar authorizations given by the Seller.

     3.22 Customer Accounts Receivable; Inventories.

          (a) All customer accounts receivable of the Seller, whether reflected on the Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business and are good and collectible upon the terms agreed upon at delivery of the goods and at the aggregate recorded amounts thereof, net of any applicable reserves or allowances for doubtful accounts which are reflected on the Balance Sheet or accrued after the date of the Balance Sheet in the ordinary course of business consistent with past practice. Except as set forth in Schedule 3.22, the Seller has good and marketable title to its accounts receivable, free and clear of all liens. During the two year period prior to the date hereof, the Seller has not sold, pledged or otherwise disposed of any of its accounts receivable in connection with any receivable-type financing or factoring-type financing or similar transaction.

          (b) The inventories of the Seller, whether reflected on the Balance Sheet or subsequently acquired and except for any reserves for obsolete inventory which are reflected on the Balance Sheet or accrued after the date of the Balance Sheet in the ordinary course of business consistent with past practice, are not obsolete and are of a quality and quantity usable and/or salable at customary gross margins in the ordinary course of business. The inventories of the Seller are reflected on the Balance Sheet and in its books and records applied on a basis consistent with past practice (except as described in the notes to the Balance Sheet). Except as set forth in Schedule 3.22, the Seller has good and valid title to its inventories, free and clear of all liens.

          (c) Schedule 3.23 accurately identifies all consigned inventory of the Seller and the consignee thereof. To the knowledge of the Seller, each consignee maintains adequate insurance coverage against losses with respect to the consigned inventory of the Seller.

     3.23 No Material Misstatement or Omission.

     No representation or warranty of the Seller in this Asset Purchase Agreement nor any information contained in any Schedule, certificate or other writing delivered pursuant to this Agreement or at the Closing, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact relating to the Seller which the Seller has not disclosed to Purchaser in writing which has resulted in, or would reasonably be expected to result in, a Material Adverse Change.

     3.24 No Undisclosed Material Liabilities.

     There are no liabilities of the Seller of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such liability, other than:

          (a) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

          (b)       liabilities disclosed on Schedule 3.24 attached hereto; and

          (c) other undisclosed liabilities which, individually or in the aggregate, are not material to the Seller.

     3.25 Authorization.

     The execution and delivery by the Seller of this Agreement, the Bill of Sale (defined in Section 6.6), and the Pledge and Security Agreement (defined in
Section 6.8) (the Bill of Sale and the Pledge and Security Agreement are hereinafter sometimes collectively referred to as the "Related Agreements"), and the consummation of the transaction contemplated hereby and thereby, will, on the Closing Date, have been, duly and validly authorized by all necessary corporate action on the Seller's part, and this Agreement and the Related Agreements and all other such instruments and agreements delivered or to be delivered by the Seller and the Shareholder in connection herewith will be, on the closing Date, the valid and binding obligations of the Seller and the Shareholder, enforceable against it or him in accordance with their respective terms.

     3.26 Title to Assets.

     Except as set forth in Schedule 3.9, Seller has good and marketable title to all the Transferred Assets. All these assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, covenants, conditions, or restrictions, except for (i) the disclosures contained in the Schedules hereto; and (ii) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets or materially impair business operations. The Seller is not in default or in arrears in any material respect under any lease.

     3.27 Condition of Assets.

     The Transferred Assets have been properly maintained and are in good operating condition and there exists no outstanding notice of any violation of any statute or regulation relating to the Transferred Assets. Except with respect to the Retained Assets, the Transferred Assets include all assets and properties and all rights reasonably necessary to permit the Purchaser to carry on the Seller's business as presently conducted by the Seller.

     3.28 Investment Representations.

          (a) Purchaser and Parent have given Seller and Shareholder the opportunity to have answered all of Seller's and Shareholder's questions concerning Parent and its business and has made available to Seller and Shareholder all information requested by Seller and Shareholder which is reasonably necessary to verify the accuracy of other information furnished by Purchaser and Parent. Seller and Shareholder have received and evaluated all information about Parent and its business which Seller and Shareholder deem necessary to formulate an investment decision and do not desire any further information. Seller and Shareholder understand that no federal or state agency has passed on or made any recommendation or endorsement of the Warrants or the shares of Parent's Common Stock issuable upon exercise or exchange. Seller and Shareholder have the knowledge and experience in financial and business matters to evaluate the merits and risks of the proposed investment.

          (b) Seller and Shareholder understand that the Warrants are being offered and sold to it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of Seller and Shareholder set forth herein in order to determine the applicability of such exemptions or non-applications and the suitability of Seller and Shareholder to acquire the Warrants.

          (c) Seller and Shareholder are aware that the Warrants have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and Regulation D thereof, and that they must be held by Seller and Shareholder for an indeterminate period and Seller and Shareholder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

          (d) Each instrument representing the Warrants may be endorsed with the following legends:

               (i) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

               (ii) Any other legend required by California or other state securities laws.

          (e) The Company need not register a transfer of legended Warrants and may instruct its transfer agent not to register the transfer of the Warrants, unless one of the conditions specified in the foregoing legends is satisfied.

          (f) Any legend endorsed on an instrument pursuant to Section 3.28(f) hereof and the stop transfer instructions with respect to such Warrants shall be removed, and the Company shall issue an instrument without such legend to the holder of such Warrants if such Warrants are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides the Company with an opinion of counsel for such holder of the Warrants, reasonably satisfactory to the Company, to the effect that a sale, transfer or assignment of such Warrants may be made without registration.

          (g) Seller and Shareholder is acquiring the Warrants for Seller and Shareholder's own account, for investment, and without any present intention to engage in a distribution thereof, except that Parent understands that Seller intends to wind up and dissolve and distribute the Warrants to its shareholders each of whom will execute, as a condition to the transfer of the Warrants, an investment representation in substantially the form of this Section 3.28.


                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Seller as follows:

     4.1  Corporate Organization.

     The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to consummate the transactions contemplated hereby.

     4.2  Authorization.

     The execution and delivery by the Purchaser of this Agreement and each of the other instruments and agreements of the Purchaser provided for herein, and the performance of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and this Agreement, and any other instruments and agreements delivered to or to be delivered in connection herewith are or will be the valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms.

     4.3  Brokers.

     No agent, broker, person or firm acting on behalf of the Purchaser or under its authority is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or like payment in connection with any of the transactions contemplated hereby.

     4.4  Litigation.

     There are no suits, actions, or administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Purchaser, threatened against the Purchaser with respect to any of the transactions contemplated hereby.

     4.5  Conflicts With Other Agreements.

     The execution and delivery by the Purchaser of this Agreement and each of the Related Agreements to which the Purchaser is a party and the performance by the Purchaser of its respective obligations hereunder or thereunder will not, or with the giving of notice or the lapse of time or both, would not

          (a) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or By-laws of the Purchaser or any contract, indenture, lease, sublease, loan agreement, restriction, lien, encumbrance or other obligation or liability to which the Purchaser is a party or by which it is affected or bound or result in or create in any party the right to accelerate, terminate, modify or cancel any contract, license, indenture, lease, sublease or loan agreement to which the Purchaser is a party or by which it is affected or bound; or

          (b) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Purchaser.

     4.6  Consents.

     No consent, approval or agreement of any person, party, court, government or entity is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement or the Related Agreements, or the consummation of the transactions contemplated hereby and thereby.


                                    ARTICLE 5

            SELLER'S AND PURCHASER'S OBLIGATIONS PRIOR TO THE CLOSING

     The Seller covenants and agrees with the Purchaser and the Purchaser covenants and agrees with the Seller, as follows:

     5.1 Conduct of Business.

     From the date hereof until the Closing Date, except as the Purchaser may otherwise consent in writing, the Seller shall conduct the Seller's business only in the ordinary and usual course, and use all reasonable efforts to preserve intact the Seller's business organization and good will, including, without limitation, the following:

          (a) using all reasonable efforts to retain the services of its management and employees;

          (b) using all reasonable efforts to maintain its relationships with its suppliers and others having business relationships with it;

          (c) paying when due all taxes, assessments, fees or charges applicable to it except if being diligently contested in good faith by appropriate proceedings;

          (d) not purchasing, selling or disposing of any of the Transferred Assets other than in the ordinary course of business or mortgaging, pledging, subjecting of a lien or security interest or otherwise encumbering any of the Transferred Assets;

          (e) not incurring any indebtedness or liability, contingent or otherwise, other than in the ordinary course of business consistent with past practice;

          (f) except as may be required under any employment or other agreements currently in effect, all of which are listed on Schedule 3.18, not changing the compensation payable or to become payable to any of its officers, employees or agents or entering into any new employment contract with respect to the Seller's business unless it is terminable at will and without penalty;

          (g) not modifying or terminating  any contract or agreement  listed on
Schedule 1.1(e) or entering into any other contract or agreement or modifying or terminating any such contract or agreement, other than in the ordinary course of business; and

          (h) maintaining at all times the insurance listed on Schedule 1.2(e) hereto, or equivalent insurance with substitute insurers reasonably satisfactory to the Purchaser.

     5.2  Breach of Representations and Warranties.

     From the date hereof until the Closing Date, promptly upon either party becoming aware of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to such party prior to the date hereof, of any of the representations and warranties of such party contained in this Agreement or in any schedule attached hereto, such party shall give the other party notice thereof in reasonable detail and such party shall use its best efforts to prevent or promptly remedy the same.

     5.3  Exclusive Dealing.

     From the date hereof until the Closing Date, the Seller shall not, directly or indirectly, encourage or initiate discussions or negotiations with, or provide any information to or cooperate with, or participate in any discussions or negotiations relating to any offers by, any corporation, partnership, person, or other entity or group, other than the Purchaser, concerning the purchase of all or substantially all of the assets of, or similar transaction involving, the Seller's business or the sale of all or substantially all of the capital stock of the Seller, or any merger or other business combination of the Seller with any such other entity or group.

     5.4  Access.

     Purchaser or Affiliates and its employees, agents, attorneys, accountants and other representatives have been given full access to the Seller's properties, assets, facilities, and books and records and have been furnished with such additional information with respect to the business and properties of the Sellers business or the Seller as the Purchaser or such representative has requested. The Seller shall provide to the Purchaser such additional information with respect to the Transferred Assets between the date hereof and the Closing Date as the Purchaser or its representatives may reasonably request. The Purchaser and Parent shall hold, and shall cause its representatives to hold, in strict confidence, and shall not disclose, and shall cause its representatives not to disclose, any information given to it or its representatives regarding the Seller or the Seller's business, except that the Purchaser may disclose such information (i) to employees, representatives, attorneys or accountants in order to complete the Purchaser's due diligence investigation, (ii) if such information is in the public domain, or comes into the public domain through no fault of the Purchaser or its representatives, or (iii) if such information is required to be disclosed by the Purchaser in order to comply with law, but only upon prior notice to the Seller. In the event of termination of this Agreement, the Purchaser, Parent and their representatives shall return to the Seller all copies of statements, documents, schedules or other written information obtained in connection therewith and shall promptly turn over or destroy all reports or analyses prepared by the Purchaser, Parent or their representatives based thereon.

     5.5  Violations of Law.

     If, prior to the Closing Date, the Seller receives an administrative or other order relating to any violation of any law, rule or regulation of any federal, state, local or other regulatory or administrative body, including rules regarding the employment of labor and equal employment opportunity, the Seller may elect to remove or correct all such violations and to be responsible for the costs of removing or correcting the same, including the payment of any fines or back pay that may be assessed for any such violation.

     5.6  Public Announcements.

     No party hereto shall make, or permit any of its affiliates or representatives to make, any news release or other public disclosure of this Agreement or the transactions contemplated hereby without the prior approval of the other parties hereto, which approval shall not be unreasonably withheld.


                                    ARTICLE 6

                CONDITIONS PRECEDENT TO CLOSING BY THE PURCHASER

     The obligation of the Purchaser to purchase the Transferred Assets and to consummate the transactions contemplated hereby, is subject to the fulfillment and satisfaction by the Seller or waiver in writing by the Purchaser prior to or at the Closing Date of each of the following conditions:

     6.1 Accuracy of Representations and Warranties.

     The representations and warranties of the Seller contained in this Agreement and in any Schedule attached hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and the Purchaser shall have received a certificate, executed by the President and the Secretary of the Seller, dated the closing Date, to such effect.

     6.2  Performance Agreements.

     Each and all of the agreements of the Seller to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and the Purchaser shall have received a certificate, executed by the President and the Secretary of the Seller, dated the Closing Date, to such effect.

     6.3  Authorization.

     All corporate and shareholder action necessary to authorize the execution, delivery and performance by the Seller of this Agreement and the transactions contemplated hereby shall have been duly and validly taken.

     6.4  No Material Adverse Change.

     There shall not have occurred any Material Adverse Change taken as a whole since the date of this Agreement.

     6.5  Restructuring of Debt.

     Effective upon the Closing under the Asset Purchase Agreement, the Seller shall have restructured its long and short term obligations, including but not limited to those obligations to Dole Food Company, Inc. and Global Walk, Inc. (Takanashi)) on terms and conditions acceptable to the Purchaser in its sole discretion.

     6.6  Bill of Sale.

     The Seller shall have executed and delivered to the Purchaser a bill of sale conveying to the Purchaser all of the tangible and intangible personal assets to be acquired by the Purchaser, substantially in the form attached hereto as Exhibit C (the "Bill of Sale").

     6.7  Employment Agreement.

     The Shareholder shall have executed and delivered to the Purchaser an Employment Agreement, substantially in the form attached hereto as Exhibit D (the "Employment Agreement").

     6.8  Pledge and Security Agreement.

     The Seller shall have executed and delivered to the Purchaser a Pledge and Security Agreement, substantially in the form attached hereto as Exhibit E (the "Pledge and Security Agreement").

     6.9  Opinion of Counsel.

     The Purchaser shall have received opinions from Morrison & Foerster LLP, counsel to the Seller dated the Closing Date, substantially in the form attached hereto as Exhibit F.

     6.10 Third Party Consents and Governmental Authorizations.

     All consents and approvals of third parties required to permit the Seller to consummate the transactions contemplated hereby, shall have been obtained by the Seller.

     6.11 Compliance with Bulk Sales Law.

     The parties shall have complied with all requirements of the California Bulk Sales Law (Commercial Code ss.ss.6000 et seq.).

     6.12 Release of Lien.

     Any lien upon the Transferred Assets, including but not limited to the liens securing the Seller's obligations under its existing credit agreements, shall have been released.

     6.13 Certificates; Assignments.

          (a) The Purchaser  shall have  received from the Seller  certificates,
(i) as of the most recent practicable date, as to the legal existence of the Seller issued by the Secretary of State of the State of California and the tax status of the Seller issued by the California Franchise Tax Board and (ii) dated the Closing Date by the Secretary of the Seller, as to the incumbency and signatures of those officers of the Seller authorized to execute this Agreement and the Related Agreements and resolutions of the Board of Directors and Shareholders of the Seller authorizing this Agreement and the transactions contemplated hereby.

          (b) The Purchaser shall have received written certificates of assignment, notarized and otherwise in form and content acceptable to the Purchaser, confirming the assignment to the Purchaser of the copyrights and trademarks which are included within the Transferred Assets.

     6.14 Other Matters.

     All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received copies of all such documents and other evidences as it or its counsel may reasonably request.


                                    ARTICLE 7

                  CONDITIONS PRECEDENT TO CLOSING BY THE SELLER

     The obligation of the Seller to sell the Transferred Assets and to consummate the transactions contemplated hereby, is subject to the fulfillment and satisfaction by the Purchaser or waiver in writing by the Seller prior to or at the Closing Date of each of the following conditions:

     7.1 Accuracy of Representations and Warranties.

     The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Seller shall have received a certificate, executed by an Executive Officer of the Purchaser, dated the Closing Date to such effect.

     7.2  Performance of Agreements.

     Each and all of the agreements of the Purchaser to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and the Seller shall have received a certificate, executed by an Executive Officer of the Purchaser, dated the Closing Date, to such effect.

     7.3  Employment Agreement.

     The Purchaser shall have executed and delivered to the Shareholder the Employment Agreement.

     7.4  Opinion of Counsel.

     The Seller shall have received an opinion from Severson & Werson, a Professional Corporation, counsel to the Purchaser, dated the Closing Date, addressed to the Seller, substantially in the form attached hereto as Exhibit G.

     7.5  Authorization.

     All corporate and shareholder action necessary to authorize the execution, delivery and performance by the Purchaser of this Agreement and the transactions contemplated hereby shall have been duly and validly taken, and Seller shall have received a certificate executed by an executive officer of the Purchaser, dated the Closing Date, to such effect.

     7.6  Other Matters.

     All proceedings to be taken in connection with the transactions by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller and its counsel, and the Seller shall have received copies of all such documents and other evidences as it or its counsel may reasonably request.


                                    ARTICLE 8

                               FURTHER ASSURANCES

     8.1  Execution of Other Instruments.

     From time to time after the Closing, at the Purchaser's request and without further consideration or additional cost to Seller, the Seller will execute and deliver such other and further instruments of conveyance, assignment, transfer and consent, and take such other action, as the Purchaser may reasonably request for the more effective conveyance and transfer of ownership of the Transferred Assets.

     8.2  Assignment of Contracts.

     Notwithstanding anything in this agreement to the contrary, if the Closing occurs, no properties, assets or rights, including without limitation, any contract, lease, license or commitment, shall be transferred or assigned hereby if any attempt to transfer or make an assignment thereof without the consent of a third party would constitute a breach thereof or in any way adversely affect the rights of the Purchaser thereunder and the consent of such third party has not been obtained, or if any attempt to transfer or make an assignment would be ineffective or would affect any of the Seller's rights thereunder so that the Purchaser would not in fact receive the same. The Seller, at its reasonable expense, will use its best efforts and take any and all action the Purchaser deems reasonably necessary to make any non-assignable property assignable or otherwise to provide the Purchaser with the benefits thereof. Notwithstanding such efforts, the Seller covenants and agrees that in any such case where a consent has not been obtained or a transfer would be ineffective or affect the Seller's rights, the Seller will, at the Purchaser's option, hold the same in trust for the Purchaser in all respects subject to the Purchaser's direction and control and will transfer and assign the same to the Purchaser or the Purchaser's designee only on demand by the Purchaser.

     8.3  Power of Attorney.

     The Seller hereby appoints the Purchaser, effective upon the Closing, its agent and attorney to receive, collect, enforce and sue for any and all the Transferred Assets and to endorse any check or other instrument payable to the Seller or to the order of the Seller received in payment therefor, either in the name of the Purchaser or in the name of the Seller in connection with the Transferred Assets, all as the Seller's agent and attorney thereunto duly authorized, but, in any event, for the use and benefit of the Purchaser, the powers set forth herein being irrevocable and powers given for security. The foregoing powers are coupled with an interest and are and shall be irrevocable whether by the Seller or by reason of the Seller's dissolution or in any manner or for any reason whatsoever. Subsequent to the Closing, Seller will not use any of the Transferred Assets for its own use or benefit or that of anyone else or make any effort to receive, collect, enforce or sue for any of the Transferred Assets at any time after the Closing, other than for the benefit of the Purchaser. If any proceeds of any of the Transferred Assets or any payments thereon are for any reason received by the Seller subsequent to the Closing, the Seller will remit the same to the Purchaser immediately and in the form in which received together with all necessary assignments and endorsements.


                                    ARTICLE 9

                         EMPLOYEE RELATIONS AND BENEFITS

     9.1 Offer of Employment.

     Purchaser will offer employment, commencing on the Closing Date, at such salary levels as are in effect on the Closing Date, to all salaried and hourly employees who are employed by Seller on the last business day preceding the Closing Date except as set forth on Schedule 9.1 hereto. Those employees to whom offers of employment are made shall be collectively referred to as the "Transferred Employees".

     9.2  Benefits.

     From and after the Closing, the Purchaser shall offer each Transferred Employee the same benefits as from time to time are made available to the Purchaser's United States employees generally, subject to the Purchaser's right at any time or from time to time to alter the terms of or terminate the provision of such benefits in whole or in part.


                                   ARTICLE 10

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     10.1 Survival of Representations and Warranties.

     A claim for any loss, liability, cost, damage or expense relating to the representations and warranties set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for a period of one (1) year after the Closing Date, except for those claims that do not involve third parties of which the survival period shall be six (6) months; provided, however, that all such representations and warranties shall survive after the applicable survival period with respect to any claim made by Purchaser or Affiliates prior to the expiration thereof until, and shall expire when, such claim is finally resolved. The parties hereto shall be entitled to rely upon such representations and warranties whether or not either party relied on the representations and warranties or had knowledge, acquired before or after the date hereof, from its own investigation or otherwise, of any fact at variance with or any breach of any such representation or warranty.

     The liability of Shareholder is limited to the value of the collateral pledged pursuant to the Pledge and Security Agreement defined in Section 6.8.

     10.2 Obligation of the Seller to Indemnify.

     The Seller will indemnify and hold the Purchaser and Affiliates harmless from and against any liability, loss, cost, damage or expense sustained by the Purchaser or an Affiliate based upon, arising out of or resulting from any of the following; provided, however, that such indemnification shall not be effective until the aggregate dollar amount of all such liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) exceeds $25,000:

          (a) any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of the Seller under this Agreement or any of the Related Agreements or any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to the Purchaser hereunder or thereunder;

          (b) liabilities of the Seller not specifically assumed by the Purchaser, including, without limiting the foregoing, any claim for payment of any kind from an employee of the Seller made as a result of or in connection with the transactions contemplated herein;

          (c) any bodily injury or property damage or other damages resulting from the production, sale or use of products of the Seller shipped by or on behalf of the Seller prior to the Closing Date or that are not covered by the Seller's insurance; and

          (d)  any  and  all  actions,  suits,  proceedings,   claims,  demands,
assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing.

     10.3 Obligation of the Purchaser to Indemnify.

     The Purchaser will indemnify and hold the Seller and the Shareholder harmless from and against any liability, loss, cost, damage or expense sustained by the Seller based upon, arising out of, or resulting from any of the following:

          (a) any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of the Purchaser under this Agreement or any of the Related Agreements or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Seller hereunder or thereunder;

          (b) any liability of the Seller specifically assumed by the Purchaser in connection with the transactions contemplated herein;

          (c) any bodily injury or property damage or other damages resulting from the production, sale or use of products of the Seller included as part of, or produced from inventory forming a portion of, the Transferred Assets shipped by or on behalf of the Purchaser on or after the Closing Date; and

          (d)  any  and  all  actions,  suits,  proceedings,   claims,  demands,
assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing.

     10.4 Procedure for Indemnification.

     Each party hereto agrees to give the other party prompt written notice of any claim, assertion, event or proceeding by or in respect to a third party of which it has knowledge concerning any liability or damage as to which it may request indemnification hereunder; provided, however, that failure to give such notice shall not affect a party's right to be indemnified hereunder.

     10.5 Other Rights.

     The rights of each party under this Article 10 shall be in addition to any other rights or remedies that might otherwise be available to such party.


                                   ARTICLE 11

                                   TERMINATION

     This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date as follows:

          (a)      by mutual consent of the Seller and the Purchaser;

          (b) by the Purchaser if any of the conditions set forth in Article 6 hereof shall have become impossible of fulfillment and shall not have been waived by the Purchaser;

          (c) by the Seller if any of the conditions set forth in Article 7 hereof shall have become impossible of fulfillment and shall not have been waived by the Seller;

          (d) by either the Seller or the Purchaser if any action, suit or proceeding before any court or other governmental body or agency shall have been instituted to restrain, modify or prohibit the transactions contemplated hereby, unless contested in good faith or unless the party against whom the action, suit or proceeding is commenced agrees to indemnify the other party against all liability arising therefrom, and the other party agrees to accept such indemnification; and

          (e) by either the Purchaser or the Seller if the transactions contemplated hereby are not consummated on or before June 30, 1998 for any reason other than the failure of the party seeking termination to fulfill the conditions set forth in Article 6 hereof, if the Seller, or Article 7 hereof, if the Purchaser.

     If this Agreement is terminated pursuant hereto, this Agreement shall become void and of no further force and effect except that such termination shall be without prejudice to the rights of any party because of the non-satisfaction of conditions set forth in Articles 6 and 7 hereof resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement.


                                   ARTICLE 12

                                     CLOSING

     12.1 Closing Date.

     The closing of the purchase and sale of the Transferred Assets hereunder shall be held at the offices of Severson & Werson, One Embarcadero Center, 26th Floor, San Francisco, California at 10:00 a.m., local time, on June 11, 1998 (the "Anticipated Closing Date") or at such other time and place as shall be mutually agreed upon by the Purchaser and the Seller. Provided such party is not in default of any of its obligations pursuant to this Agreement, either party upon notice to the other party given in the manner provided for herein may extend the closing for a period or for periods up to and including June 30, 1998. The time and place of closing is herein referred to as the "Closing" and the date of the Closing is herein referred to as the "Closing Date".

     12.2 Possession.

     Simultaneously with the consummation of the transfer, Seller, through its officers, agents, and employees, will put Purchaser into full possession and enjoyment of all properties and assets to be conveyed and transferred by this Agreement.


                                   ARTICLE 13

                                    REMEDIES

     13.1 Remedies.

     The Seller agrees that the Transferred Assets are unique and that the Purchaser will be irreparably harmed in the event this Agreement is not specifically enforced. The parties further agree that it is impossible to measure in money the damage that will accrue by reason of a refusal by the Seller to perform its obligations under this Agreement. Therefore, the Seller hereby acknowledges that, in the event that the Purchaser shall institute any action to enforce the provisions of this Agreement, the Purchaser will not have an adequate remedy at law and that injunctive or other equitable relief will not constitute any hardship upon the Seller.


                                   ARTICLE 14

           COVENANTS OF THE SELLER AND THE PURCHASER AFTER THE CLOSING

     The Seller covenants and agrees with the Purchaser and the Purchaser covenants and agrees with the Seller provided the Closing occurs hereunder:

     14.1 Payment of Obligations.

     On the Closing Date and thereafter, as promptly after becoming due as practicable, the Seller will pay and discharge all debts, liabilities and obligations not expressly assumed hereby by the Purchaser except any liability being (for so long as being) contested in good faith.

     14.2 Non-Competition.

     For a period ending five (5) years after the Closing Date, the Seller will not, directly or indirectly, (i) engage or become interested in, as owner, partner, through stock ownership, investment of capital, lending of money or property, rendering of services or otherwise, either alone or in association with others, in the operation of any business which competes in, or is connected with, the business of developing and marketing of organic foods and beverages,
(ii) induce or attempt to induce any customer of the Purchaser or the Seller's business to reduce such customer's purchases of products from the Purchaser or the Seller's business, (iii) use for its own benefit or disclose to any other person or persons, natural or corporate, the name and/or requirements of any such customer to any other person or persons, natural or corporate, or (iv) solicit any employee or sales representative of the Purchaser or the Seller's business to leave the employ of the Purchaser. The obligations of the Seller under this Section 14.2 shall extend to those countries of the world, states of the United States and those counties in the State of California set forth in Exhibit H hereto (the "Territory"). After the Closing Date, the Seller shall refer to the Purchaser all inquiries which it may receive, whether from customers or otherwise, relating to Seller's business and shall forward to the Purchaser any written orders which it may receive for Seller's products.

     For a period ending three (3) years after the Closing Date, the Shareholder shall be bound by the non-competition provisions of that that certain Employment Agreement defined in Section 6.7, which provisions are herein incorporated by reference.

     14.3 Change of Name.

     The Seller agrees that on or before the Closing Date it will take such action and sign, seal, acknowledge, deliver, file and record such instruments as shall be necessary to change its name to a name not including the words "Made In Nature" or any variation or derivative thereof or any name confusingly similar thereto.

     14.4 Payment by the Purchaser of Current Liabilities.

     Within ninety (90) days after becoming due, the Purchaser shall satisfy in full all of the Assumed Liabilities of the Seller assumed by it hereunder except any liability being (for so long as being) contested in good faith.

     14.5 Uniform Tax Treatment.

     The parties agree that the allocation of consideration set forth herein shall be used by them for all federal and state income tax purposes, including, but not limited to, reporting pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended. In preparing and filing IRS Form 8594 ("Asset Acquisition Statement Under Section 1060"), the parties shall report that the allocation of consideration set forth herein and the fair market value of the assets to which such consideration is allocated is the same. Prior to filing Form 8594 with respect to the transactions described herein, the parties shall provide to each other a true and correct copy of the Form 8594 which each intends to file with respect to these transactions.


                                   ARTICLE 15

                                RIGHT OF SET-OFF

     15.1 Right of Set-Off.

     Subject to the  limitations  on Seller's  liability as set forth in Section
10.2 above, with respect to any amounts that may be due to any party from any other party hereunder or otherwise, such party shall have the right to set-off such amounts against and to apply them to any amount otherwise payable by such party to the other party pursuant to this Agreement or otherwise. The right of set-off provided for in this Section shall be in addition to any other rights or remedies that may be otherwise available to such party and the exercise of such right of set-off shall not operate as a waiver of any such other rights.


                                   ARTICLE 16

                             EXPENSES OF THE PARTIES

     16.1 Expenses of the Parties.

     Each party will pay its respective expenses incurred in connection with the negotiation, execution and performance of this Agreement, and in the case of the Seller, such expenses shall be paid out of the proceeds of the Purchase Price paid hereunder.


                                   ARTICLE 17

                                     NOTICES

     17.1 Notices.

     Any notice to any party hereto given pursuant to this Agreement shall be in writing addressed as follows:

if to the Seller and Shareholder:           Made In Nature, Inc.
                                            4340 Redwood Highway
                                            San Rafael, California 94903
                                            Attn:  Gerald E. Prolman, President
                                            Telephone:  (415) 499-3309
                                            Telecopier:  (415) 499-3347

with a copy to:                             Morrison & Foerster LLP
                                            425 Market Street
                                            San Francisco, California 94105
                                            Attn:  John W. Campbell, III, Esq.
                                            Telephone:  (415) 268-7000
                                            Telecopier:  (415) 268-7522

if to the Purchaser and Parent:             Vacu-dry Company
                                            7765 Healdsburg Avenue
                                            Sebastopol, California 95437
                                            Attn:  Gary L. Hess, President
                                            Telephone:  (707) 829-4600
                                            Telecopier:  (707) 829-4610

with a copy to:                             Severson & Werson
                                            One Embarcadero Center, 26th Floor
                                            San Francisco, California 94111
                                            Attn:  Roger S. Mertz, Esq.
                                            Telephone:  (415) 398-3344
                                            Telecopier:  (415) 956-0439

     Any such address may be changed by any party by written notice to the other party. Any notice shall be deemed delivered (i) if transmitted by electronic facsimile transmission, when the appropriate number and answerback are transmitted, (ii) if delivered personally, when received, or (iii) if mailed by registered or certified mail, postage prepaid, return receipt requested, when received.


                                   ARTICLE 18

                               DISPUTE RESOLUTION

     18.1 Mandatory Arbitration.

     Any controversy or claim between or among the parties, their agents, employees and affiliates, including but not limited to those arising out of or relating to this Agreement or the Related Agreements, including without limitation any claim based on or arising from an alleged tort, shall, at the option of any party, be resolved through mandatory arbitration in accordance with the rules then in effect of the American Arbitration Association ("AAA") and Title 9 of the U. S. Code, notwithstanding any other choice of law provision in the Agreement or the Related Agreements. All statutes of limitations or any waivers contained herein which would otherwise be applicable shall apply to any arbitration proceeding under this Section 18.1. The parties agree that related arbitration proceedings may be consolidated. The arbitrator shall prepare written reasons for the award. The location of the arbitration shall be in San Francisco, California. The arbitrator or arbitrators shall be generally skilled in the legal and business aspects of the subject matter at issue. If the parties so agree, a single arbitrator shall be selected jointly by the Purchaser and the Seller to settle the dispute. If the parties cannot agree upon the selection of an arbitrator within fifteen (15) days after the receipt by one party from the other of a notice of arbitration, then each party shall within fifteen (15) days after the expiration of said fifteen (15) day period select one arbitrator. If either party fails to appoint an arbitrator within that fifteen (15) days period, the other party may designate an arbitrator for the party who failed to make such appointment. The two arbitrators shall select a third arbitrator within fifteen (15) days after their appointment; if the two arbitrators selected by the parties cannot agree upon a third arbitrator, the third arbitrator shall be appointed by the AAA. The arbitrators shall promptly determine whether and in what amount a payment should be made to the prevailing party and shall submit a written report of their decision to the Purchaser and the Seller. The decision of the majority of the arbitrators shall be binding upon all parties. The arbitrators shall not be entitled to award punitive damages. Judgment upon the award rendered may be entered in any court having jurisdiction.

     18.2 Provisional Remedies and Self Help.

     No provision of, or the exercise of any rights under, Section 18.1 shall limit the right of any party to exercise self help remedies such as set-off, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration.


                                   ARTICLE 19

                                  MISCELLANEOUS

     19.1 Entire Agreement; Waivers.

     This Agreement (including all attachments hereto) comprises the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior agreements and understandings between them relating thereto. Each party may extend the time for, or waive the performance of, any of the obligations of the other, waive any inaccuracies in the representations or warranties of the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, but only by an instrument in writing signed by the party granting such extension or waiver.

     19.2 Attorneys Fees.

     If any legal action, arbitration, mediation or other proceeding is brought for the enforcement of this Agreement or the Related Agreements, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement or the Related Agreements, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     19.3 Governing Law.

     This Agreement is made and shall be construed in accordance with the laws of the State of California.

     19.4 Successors and Assigns.

     This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the respective successors and assigns of the parties hereto but may not be assigned by any party without the prior written consent of the other parties.

     19.5 Captions.

     Captions are supplied herein for convenience only and shall not be deemed a part of this Agreement for any purpose.

     19.6 Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes.

     19.7 Severability.

     If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written by their duly authorized officers.

                              Seller:

                                   MADE IN NATURE, INC.



                                   By:   /S/  Gerald E. Prolman
                                      ----------------------------------
                                        Gerald E. Prolman, President

Attest:

/s/  Demetrios Koston
-------------------------------
------------------------, Secretary


                              Shareholder:

                                   GERALD E. PROLMAN


                                     /s/  Gerald E. Prolman
                                   --------------------------------------
                                   Gerald E. Prolman


                              Purchaser:

                                   MIN ACQUISITION CORP.



                                   By:   /s/  Gary L. Hess
                                      ------------------------------------
                                        Gary L. Hess, President
Attest:


/s/  Roger S. Mertz
---------------------------------
Assistant Secretary

                         LIST OF SCHEDULES AND EXHIBITS



                                   SCHEDULES

Schedule 1.1(b)                         Tangible Personal Property and Assets

Schedule 1.1(c)                         Patents, Trademarks, Tradenames, Etc.

Schedule 1.1(e)                         Contracts

Schedule 1.2(e)                         Insurance Policies

Schedule 2.3(a)                         Seller's Liabilities to be Assumed

Schedule 3.2                            Qualifications, etc.

Schedule 3.3                            Non-Contravention

Schedule 3.6                            Transactions with Affiliates

Schedule 3.7                            Financial Statements

Schedule 3.8                            Absence of Changes - Exceptions

Schedule 3.9                            Liens and Encumbrances

Schedule 3.10                           Real Property

Schedule 3.11                           Patents, Trademarks, etc.

Schedule 3.12                           Insurance

Schedule 3.13                           Commitments

Schedule 3.14                           Legal Proceedings

Schedule 3.15                           Taxes

Schedule 3.16                           Compliance with Laws - Exceptions

Schedule 3.17                           Environmental Matters

Schedule 3.18                           Employee Benefit Plans, etc.

Schedule 3.19                           Employee and Labor Matters; Directors,
                                        Officers and Employees

Schedule 3.21                           Powers of Attorney

Schedule 3.22                           Accounts Receivable and Accounts Payable
                                         - Exceptions

Schedule 3.23                           Permits, Licenses, etc.

Schedule 3.25                           Other Liabilities

Schedule 9.1                            Offer of Employment




                                    EXHIBITS

Exhibit A                               Common Stock Warrant
Exhibit B                               Allocation of Purchase Price
Exhibit C                               Bill of Sale
Exhibit D                               Employment Agreement
Exhibit E                               Pledge and Security Agreement
Exhibit F                               Form of Opinion of Seller's and
                                        Shareholder's Counsel
Exhibit G                               Form of Opinion of Purchaser's Counsel
Exhibit H                               Territory